                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                April 18, 1996
                       ----------------------------------
                Date of Report (date of earliest event reported)



                             CST ENTERTAINMENT, INC.
                             -----------------------
             (Exact Name of Registrant as Specified in its Charter)




    Delaware                     1-9495                13-2614435
- -----------------               -------                -------------
(State or other          (Commission File        (IRS Employer
jurisdiction of           Number)                Identification
Incorporation)                                        Number)


                            5901 Green Valley Circle
                                    Suite 400
                          Culver City, California 90230
                          -----------------------------
                    (Address of principal executive offices)


                                 (310) 417-3444
                                 --------------
                         (Registrant's telephone number,
                              including area code)

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ITEM 5.   Other Events.

          On April 18, 1996, in Case No. SC 031 643 entitled BANK OF AMERICA NATIONAL TRUST ETC. V. CST ENTERTAINMENT IMAGING, INC., ETC., ET AL., the Superior Court of California, County of Los Angeles, entered a judgment in favor of Bank of America National Trust and Savings Association ("Bank of America") and against CST Entertainment, Inc. (the "Company") in the principal sum of $437,421.50, plus interest at the rate of 7% per annum on $404,610.54 of such principal sum from December 12, 1994 to March 8, 1996, plus additional interest, at the rate of $77.60 per day, from March 9, 1996 to April 18, 1996. The foregoing judgment was based upon Bank of America's allegations that the Company had in its possession and control property belonging to Gerald Shefsky, the Company's Chairman of the Board and former Chief Executive Officer, which property is subject to execution in satisfaction of a prior judgment obtained by Bank of America against Mr. Shefsky in the amount of $486,528.20.


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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CST ENTERTAINMENT, INC.



                                        By /s/ Jonathan D. Shapiro
                                           ----------------------------
                                           Jonathan D. Shapiro, President



Dated:  May 6, 1996



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